UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 30, 2018

SHUTTERFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 610-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On January 30, 2018, Shutterfly, Inc., a Delaware corporation (“Shutterfly”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Lifetouch Inc., a Minnesota corporation (“Lifetouch”), and Lifetouch Inc. Employee Stock Ownership Trust (“Seller”), pursuant to which Shutterfly will acquire 100% of the issued and outstanding shares of common stock of Lifetouch from Seller (the “Acquisition”).

Under the terms of the Purchase Agreement, the consideration for the Acquisition will consist of an all-cash purchase price of $825.0 million. The Acquisition consideration is subject to post-closing adjustments based on a determination of closing net working capital, transaction expenses, cash and indebtedness. A related escrow agreement to be entered into at the closing of the Acquisition will establish an escrow amount of $10.0 million in respect of any post-closing adjustments that are determined to be owed to Shutterfly.

The Purchase Agreement contains customary representations and warranties of Lifetouch, Seller and Shutterfly, which are qualified by confidential disclosures. Each party has agreed to various covenants and agreements, including, among others, in the case of Lifetouch, to conduct its business in the ordinary course of business during the period between the execution of the Purchase Agreement and the completion of the Acquisition. The Purchase Agreement also provides that the parties will indemnify one another for certain liabilities arising under the Purchase Agreement, subject to various limitations, including, among other things, deductibles, caps and time limitations. The related escrow agreement will establish an indemnity escrow amount of $8.0 million to satisfy indemnity claims by Shutterfly. Shutterfly will also obtain representation and warranty insurance (the “RWI Policy”) that provides coverage for certain breaches of, and inaccuracies in, representations and warranties made by Lifetouch and Seller in the Purchase Agreement, subject to exclusions, deductibles, and other terms and conditions.

The obligation of the parties to close the Acquisition is subject to customary closing conditions, including, among others, (i) the receipt of antitrust clearance in the United States, (ii) the absence of legal restraints or prohibitions, (iii) the RWI Policy being in effect, (iv) the other parties’ representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed and in all material respects its obligations under the Purchase Agreement, and (v) delivery of a fairness opinion regarding the Acquisition consideration from Seller’s independent financial advisor.

The Purchase Agreement may be terminated in certain circumstances including, among others, if the Acquisition has not been consummated by April 30, 2018, if a governmental authority restrains the Acquisition by law or order, the parties shall have failed to obtain all necessary governmental approvals, or if a party breaches its representations and warranties or its pre-closing covenants in a manner that would cause a failure of the conditions precedent to closing to be satisfied (subject to a 30-day cure period).

Debt Commitment Letter

In connection with the Purchase Agreement, Shutterfly entered into a debt commitment letter (the “Commitment Letter”), dated as of January 30, 2018, with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), pursuant to which Morgan Stanley has committed to provide a secured incremental term loan facility in an aggregate principal amount of up to $825.0 million under Shutterfly’s existing Credit Agreement (the “Credit Agreement”), dated August 17, 2017, by and among Shutterfly, Morgan Stanley, as administrative agent and collateral agent, and the issuing banks and lenders from time to time party thereto, subject to the satisfaction of certain customary closing conditions (the “Debt Financing”). The proceeds from the Debt Financing may be used to (i) finance the Acquisition, (ii) refinance certain existing indebtedness of Lifetouch (the “Refinancing”), and (iii) pay fees and expenses incurred in connection with the Acquisition and the Refinancing. The Debt Financing is subject to various conditions, including the execution of definitive documentation and other customary closing conditions. Under the terms of the Commitment Letter, Morgan Stanley will act as lead arranger and bookrunner in connection with the Debt Financing. Morgan Stanley is currently the administrative agent, collateral agent and a lender under Shutterfly’s Credit Agreement. Morgan Stanley has also engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Shutterfly or Shutterfly’s affiliates. Morgan Stanley has received and may in the future receive, customary fees and commissions for these transactions.

The foregoing description of each of the Purchase Agreement and the Commitment Letter is included to provide you with information regarding the terms thereof. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Commitment Letter, copies of which are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K.

On January 30, 2018, Shutterfly issued a press release announcing the execution of the Purchase Agreement. This press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

To the extent required by this Item 9.01(a), the financial statements of Lifetouch will be filed by amendment no later than 71 calendar days from the date on which this Current Report on Form 8-K is required to be filed.

(b)    Pro forma financial information.

To the extent required by this Item 9.01(b), unaudited pro forma financial information will be filed by amendment no later than 71 calendar days from the date on which this Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement dated January 30, 2018 by and between Shutterfly, Inc., Lifetouch Inc. and Lifetouch Inc. Employee Stock Ownership Trust. *

99.1	Debt Commitment Letter dated January 30, 2018 by and between Shutterfly, Inc. and Morgan Stanley Senior Funding, Inc.

99.2	Press Release issued by Shutterfly, Inc. dated January 30, 2018.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Shutterfly, Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring Vice President and General Counsel

Date: January 30, 2018